                                                                    EXHIBIT 10.3

                     ACKNOWLEDGMENT, WAIVER AND AMENDMENT #6
                                       TO
                               FINANCING AGREEMENT

         This ACKNOWLEDGMENT, WAIVER AND AMENDMENT #6 ("Amendment") TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of June 28, 2002 by and between Pemstar Inc., duly organized under the laws of the State of Minnesota ("Customer"), Turtle Mountain Corporation, duly organized under the laws of the State of North Dakota ("Turtle Mountain") and Pemstar Pacific Consultants Inc., duly organized under the laws of the State of California ("Pemstar Pacific Consultants") (Customer, Turtle Mountain and Pemstar Pacific Consultants, collectively, the "Credit Parties", individually, a "Credit Party"), and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                    RECITALS:

         WHEREAS, the Credit Parties and IBM Credit have entered into that certain Amended and Restated Revolving Credit Agreement dated as of June 29, 2001 (as amended, supplemented or otherwise modified from time to time, the "Agreement");

         WHEREAS, the Credit Parties are in default (as more specifically explained in Section 2 hereof);

         WHEREAS, the Credit Parties are requesting that IBM Credit waive certain defaults; and

         WHEREAS, IBM Credit is willing to waive such defaults subject to the terms and conditions set forth below.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the value and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement is amended as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Acknowledgment.

The Credit Parties acknowledge that the following defaults occurred:

           Term                                  Requirement                             Default
           ----                                  -----------                             -------
(a)        Unpaid Shortfall  Amount              As defined in Section                   Unpaid Shortfall of
                                                 2.5 of the Agreement                    $6,100,000 as of
                                                                                         June 12, 2002

(b)        Monthly Financial Statements;         as soon as available and in any         Monthly Financial
                                                 event within twenty (20) days after     Statements for April
                                                 the end of each fiscal month of         2002 were received late
                                                 Customer as required in Section
                                                 7.1 (C) of the Agreement

(c)        Direct Lockbox Participation          As required under Section 9.1 (U)       Direct lockbox
                                                 of the Agreement                        participation totaled 52%
                                                                                         as of the June 14, 2002
                                                                                         on-site audit

(d)        Unsatisfactory Collateral audit as    As required under Section 9.1 (D) of    As evidenced by a
           of June 14, 2002                      the Agreement                           Collateral audit
                                                                                         performed by IBM Credit
                                                                                         of the Credit Parties as
                                                                                         of June 14, 2002
(e)        Credit Parties not in good            As required under Section 7.4 of the    As evidenced by corporate
           standing or qualified to do           Agreement                               status checks performed
           business                                                                      by IBM Credit on the
                                                                                         Credit Parties as of
                                                                                         June 21, 2002
(f)        Failure of Credit Parties to          As required under Section 6. (a) of     Not received by IBM
           provide IBM Credit with an            the Acknowledgment, Waiver #2 and       Credit
           executed lockbox agreement and        Amendment to Financing Agreement
           Contingent Blocked Account            dated March 29, 2002 (as amended,
           Amendment                             modified or supplemented)

Section 3. Waivers to Agreement. Subject to the terms and conditions set forth herein including, without limitation, Section 5 hereof, IBM Credit hereby waives the defaults of the Credit Parties with the terms of the Agreement to the extent such defaults are set forth in Section 2 hereof and for the periods indicated above. The waiver shall not be effective until the conditions to effectiveness set forth in Section 5 have been fulfilled to IBM Credit's satisfaction in its sole discretion and shall not be deemed a waiver of compliance with these Sections after the date hereof. The waiver set forth herein shall not apply to any other or subsequent failures to comply with the Financing Agreement or this Amendment.

Section 4. Amendment.

The Agreement is hereby amended as follows:

         A. Attachment A to the Agreement is hereby amended by deleting such Attachment A in its entirety and substituting, in lieu thereof, the Attachment A attached hereto. Such new Attachment A shall be effective as of the date specified in the new Attachment A. The changes contained in the new Attachment A include, without limitation, the following:

1. Section 1. (B) of Attachment A is amended in its entirety to read as follows:

"(B)     Borrowing Base:

         (i) 90% of the amount of each Credit Party's Eligible Accounts from International Business Machines Corp. ("IBM") or its domestic subsidiaries as account debtor pursuant to agreements between such Credit Party and IBM, in form and substance satisfactory to IBM Credit as of the date of determination as reflected in the Customer's most recent Collateral Management Report;

Notwithstanding Section 3.1 (A) of the Agreement, for purposes of this Section
(i), Accounts from IBM that allow for payment to be made within 60 days shall be included for purposes of calculating the Borrowing Base provided that such Accounts from IBM are on standard terms and otherwise satisfy the criteria for eligibility in IBM Credit's sole discretion.

         (ii) 80% of the amount of each Credit Party's Eligible Accounts from Honeywell Inc. ("Honeywell"), Minnesota Mining & Manufacturing Company ("3M"), and Applied Materials, Inc. ("Applied Materials") as account debtor, provided such account debtors remain investment grade, in IBM Credit's sole discretion, and pursuant to agreements between such Credit Party and such account debtor, in form and substance satisfactory to IBM Credit as of the date of determination as reflected in the Customer's most recent Collateral Management Report;

Notwithstanding Section 3.1 (A) of the Agreement, for purposes of this Section
(ii), Accounts from Honeywell that allow for payment to be made within 45 days shall be included for purposes of calculating the Borrowing Base provided that such Accounts from Honeywell are on standard terms and otherwise satisfy the criteria for eligibility in IBM Credit's sole discretion;

(iii) 80% of the amount of each Credit Party's other Eligible Accounts, other than Concentration Accounts, as of the date of determination as reflected in the Customer's most recent Collateral Management Report provided, however, IBM Credit has a first priority security interest in such Eligible Account;

(iv) a percentage, determined from time to time by IBM Credit in its sole discretion, of the amount of Customer's Concentration Accounts for a specific Concentration Account Debtor as of the date of determination as reflected in the Customer's most recent Collateral Management Report; unless otherwise notified by IBM Credit, in writing, the percentage for Concentration Accounts for a specific Concentration Account Debtor shall be the same as the percentage set forth in paragraph (ii) of the Borrowing Base;

The following subsections (v), (vi), (vii) and (viii) specify valuation rates for Eligible Finished Goods Inventory, Eligible Parts Inventory and Eligible Inventory (as such terms are defined below) for the following Credit Parties' at the specified locations:

Pemstar Inc. =  Rochester, MN
Pemstar Inc. =  San Jose, CA
Pemstar Inc. =  Taunton, MA
Turtle Mountain Corporation = Dunseith, ND

         (v) Rochester, MN = 95%, San Jose, CA = 0%, Taunton, MA = 0%, Dunseith, ND = 100% of the lower of (x) book value or (y) fair market value of each Credit Party's Eligible Finished Goods Inventory destined for IBM less than 180 days old;

         (vi) Rochester, MN = 85%, San Jose, CA = 0%, Taunton, MA = 0%, Dunseith, ND = 83% of the lower of (x) book value or (y) fair market value of each Credit Party's Eligible Parts Inventory destined for IBM less than 180 days old;

         (vii) Rochester, MN = 66%, San Jose, CA = 0%, Taunton, MA = 0%, Dunseith, ND = 80% of the lower of (x) book value or (y) fair market value of each Credit Party's Eligible Inventory destined for Honeywell, 3M, and Applied Materials less than 180 days old;

         (viii) Rochester, MN (other than Eligible Finished Goods Inventory, Eligible Parts Inventory and Eligible Inventory destined for Celestica) = 54%, Rochester, MN (for Eligible Finished Goods Inventory, Eligible Parts Inventory and Eligible Inventory destined for Celestica) = 49%, San Jose, CA = 46%, Taunton, MA = 60%, Dunseith, ND = 49% of the lower of (x) book value or (y) fair market value of each Credit Party's other Eligible Inventory aged less than 180 days old, provided, however, IBM Credit has a first priority security interest in such Eligible Inventory.

Eligible Finished Goods Inventory shall mean finished goods inventory in salable condition less than 180 days old, owned by a Credit Party free and clear of any Liens (other than Liens pursuant to this Agreement), and designated and identified as product to be sold to IBM as evidenced by (i) non-cancellable purchase orders from IBM or (ii) a non-cancellable written agreement that IBM will purchase such inventory, in each case, in form and substance satisfactory to IBM Credit.

Eligible Parts Inventory shall mean parts inventory and floor stock raw materials in good condition less than 180 days old, owned by a Credit Party free and clear of any Liens (other than Liens pursuant to this Agreement), and designated and identified as parts to be used to manufacture product (the Eligible Finished Goods Inventory) to be sold to IBM as evidenced by (i) non-cancellable purchase orders from

IBM to such Credit Party or (ii) a non-cancellable written agreement that IBM will purchase such inventory, in each case, in form and substance satisfactory to IBM Credit.

Eligible Inventory shall mean raw materials, floor stock raw materials and finished goods inventory less than 180 days old and owned by a Credit Party free and clear of any Liens (other than Liens pursuant to this Agreement) designated and identified by the Customer in its periodic collateral report or borrowing request to IBM Credit as inventory applicable to product sold, or to be manufactured and sold, by a Credit Party to an end user pursuant to non-cancellable purchase orders or other written agreements binding such end user to purchase such product, in each case, in form and substance satisfactory to IBM Credit.

Notwithstanding the foregoing, IBM Credit may consider Eligible Finished Goods Inventory, Eligible Parts Inventory and/or Eligible Inventory in the Borrowing Base greater than 180 days old provided that (i) a purchase order is in place between the end-user and the Credit Party, in form and substance satisfactory to IBM Credit or (ii) Credit Party provides evidence to IBM Credit, in form and substance satisfactory to IBM Credit, that the end-user is paying all carrying costs associated with such Eligible Finished Goods Inventory, Eligible Parts Inventory and/or Eligible Inventory. Under no circumstances will Eligible Inventory be considered in the Borrowing Base if older than 365 days.

IBM Credit will consider Eligible Finished Goods Inventory, Eligible Parts Inventory and/or Eligible Inventory to be ineligible if the end-user customer with respect to such Eligible Finished Goods Inventory, Eligible Parts Inventory and/or Eligible Inventory becomes delinquent in its payments of accounts receivable to the Credit Parties and such accounts receivable owing from such account debtor are not eligible pursuant to the terms of Section 3.1 (C) of the Agreement.

Notwithstanding the foregoing, assets of Pemstar Pacific Consultants shall not be included for the purposes of calculating the Borrowing Base. For purposes of calculating the Borrowing Base, Pemstar Pacific Consultants shall not be deemed a Credit Party."

2. Section I. (D) of Attachment A is amended in its entirety to read as follows:

"(D) Applicable Margin:  Prime Rate Plus 3.50%."

3. Section III. Financial Covenants of Attachment A immediately after the definitions is amended and restated as follows:

Customer will be required to maintain the following financial ratios, percentages and amounts as of the last day of the fiscal period under review by IBM Credit:

On a consolidated basis:

           Covenant                    Covenant Requirement
           --------                    --------------------

(a)        Net Profit after Tax        Equal to or Greater than (0.25) percent
           to Revenue                  quarterly for the fiscal quarter ending
           (Quarterly)                 September 30, 2002

                                       Equal to or Greater than .75 percent
                                       quarterly for the fiscal quarter ending
                                       December 31, 2002

                                       Equal to or Greater than .25 percent
                                       quarterly for the fiscal quarter ending
                                       March 31, 2003
                                       Equal to or grater than .75 percent
                                       quarterly for the fiscal quarter ending
                                       June 30, 2003 and at all times thereafter
(b)        Net Profit After Tax        Equal to or greater than (3.25) percent
           to Revenue (on an annual    quarterly for the fiscal quarter ending
           basis)                      March 31, 2003 and 1.25 percent for all
                                       fiscal year ends thereafter
(c)        Total Liabilities to        Greater than Zero and Equal to or Less
           Tangible Net Worth          than 1.6:1.0
(d)        Current Assets to           Greater than 2.0:1.0
           Current Liabilities
(e)        Fixed Charge Coverage       Equal to or Greater than 1.00:1.0 for
           Ratio                       each fiscal month beginning December 31,
                                       2002, including the fiscal months ending
                                       January 31, 2003 and February 28, 2003,
                                       and 1.30:1.0 for each fiscal month
                                       beginning March 31, 2003 and for all
                                       fiscal months thereafter
(f)        Maximum Capital             Less than or equal to $18,000,000 for
           Expenditures                the fiscal year ending March 31, 2003
                                       and all fiscal quarters thereafter
                                       provided, however, no Credit Party may
                                       make any Capital Expenditure in excess
                                       of $1,000,000 without the prior written
                                       consent of IBM Credit.

(g)        Net Profit After            Equal to or greater than 1.5 percent for
           Tax to Revenue              the fiscal quarter ending December 31,
           (U.S. Credit Parties        2002 and all fiscal quarters thereafter
           operations only)
(h)        EBITDA                      Equal to or Greater than ($19,000,000)
           (U.S. Credit Parties        for six months ending June 30, 2002 and
           operations only)            $5,500,000 for all fiscal quarters
                                       thereafter
(i)        EBITDA                      Equal to or Greater than ($23,000,000)
                                       for six months ending June 30, 2002 and
                                       $6,000,000 for all fiscal quarters
                                       thereafter

3. Attachment C to the Agreement is hereby amended by deleting such Attachment C in its entirety and substituting, in lieu thereof, the Attachment C attached hereto. Such new Attachment C shall be effective as of the date specified in the new Attachment A.

4. The following new definitions are added to the Agreement in their correct alphabetical order:

""ENI":  shall mean Efficient Networks, Inc."

""ENI Payment": shall mean the $10,400,000 aggregate payment made by ENI in respect of inventory returned by the Customer."

""Maximum Permitted Shortfall Amount": (i) For the period from June 27, 2002 until July 2, 2002, at the time of determination any Shortfall Amount equal to $6,100,000 and (ii) on and after July 2, 2002, the Maximum Permitted Shortfall Amount shall be $0."

5. The definition of "Termination Date" in the Agreement is amended in its entirety to read as follows:

""Termination Date": shall mean September 30, 2003 or such other date as IBM Credit and Customer may agree from time to time in writing."

6. The following new Sections 9.1(Y) and (Z) are added as new Events of Default under the Agreement:

"(Y) The Credit Parties failure to have a satisfactory collateral control audit (in IBM Credit's determination);" and

"(Z) The failure of IBM Credit to receive directly from ENI the first installment of the ENI Payment in an amount not less than $6,900,000 by July 2, 2002 in immediately available funds."

Section 5. Conditions to Effectiveness of Waiver . The waiver set forth in
Section 3 hereof shall become effective only upon the fulfillment of all of the following conditions precedent, to the satisfaction of IBM Credit in its sole discretion:

(i) this Amendment shall have been executed by each of the parties hereto and IBM Credit shall have received a fully executed copy of this Amendment by no later than June 28, 2002;

(ii) IBM Credit shall have received evidence satisfactory to it in its sole discretion that U.S. Bank shall have waived (in writing) all defaults under its financing facility with the Credit Parties and amended its financial covenants by no later than June 28 2002 and such waiver and amendment shall be in form and substance satisfactory to IBM Credit;

(iii)  the Special Accounts shall have been blocked in favor of IBM Credit;

(iv) the Credit Parties shall pay to IBM Credit a waiver fee, in immediately available funds, equal to One Hundred Fifty Thousand Dollars ($150,000.00) on or prior to June 28, 2002. Such waiver fee payable to IBM Credit hereunder shall be nonrefundable and shall be in addition to any other fees IBM Credit may charge the Credit Parties;

(v) before and after giving effect to this Amendment, the representations and warranties in Section 6 of the Agreement shall be true and correct as though made on the date hereof. The execution by the Credit Parties of this Amendment shall be deemed a representation that the Credit Parties have complied with the foregoing condition; and

(vi) the Credit Parties acknowledging (as indicated by their signature hereby) that the execution and delivery of this Amendment do not require the consent of the holders of the Subordinated Debt (2002) under the terms of the Subordinated Debt (2002) and that the execution and delivery of these documents will not trigger an event of default, default or Triggering Event (as defined in the Subordinated Convertible Notes) under the terms of the Subordinated Debt (2002) and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Agreement. The execution by the Credit Parties shall be deemed a representation that the Credit Parties have complied with the foregoing conditions.

Section 6. Additional Requirements. The Agreement is hereby amended by inserting the following additional covenants:

Additional Covenants.

(a) On or before July 5, 2002 the Credit Parties shall distribute a plan to IBM Credit, which shall set forth a plan for improving the direct lockbox participation to at least 85% and such plan shall be in form and substance satisfactory to IBM Credit in its sole discretion.

(b) On or before July 5, 2002 the Credit Parties shall distribute a plan to IBM Credit which shall set forth a plan for ensuring (i) that the IBM Credit Collateral (as defined in the Intercreditor Agreement dated June 29, 2001, with U.S. Bank, as amended, modified and supplemented) does no go to any U.S. Bank lockbox or special account and (ii) that the Collateral of IBM Credit is not commingled with U.S. Bank's collateral and such plan shall be in form and substance satisfactory to IBM Credit.

(c) On or prior to September 30, 2002 IBM Credit shall have received an appraisal for the Inventory conducted by an appraiser satisfactory to IBM Credit (at the expense of the Customer) and such appraisal shall be in form and substance satisfactory to IBM Credit.

(d) Commencing for the weekly period ending June 28, 2002 and each weekly period thereafter, the Credit Parties shall on each Tuesday deliver a Collateral Management Report (in form and substance satisfactory to IBM Credit) for the immediately preceding weekly period ending on Friday.

(e) The Credit Parties shall maintain a financing facility with U.S. Bank, or such other bank or financial institution acceptable to IBM Credit, in an amount of not less than $15,000,000.00.

(f) The Credit Parties shall immediately pay any Shortfall Amount in excess of the Maximum Permitted Shortfall Amount.

(g) Simultaneously with any request for an Advance, the Customer shall deliver to IBM Credit a Collateral Management Report (and a sources and uses of funds schedule) which shall be in form and substance satisfactory to IBM Credit in its sole discretion.

(h) By no later than August 31, 2002 the Credit Parties shall maintain at all times Direct Lockbox Participation equal to or greater than 85% in IBM Credit's determination.

(i) By no later than June 28, 2002 the Credit parties shall maintain at all time 100% total lockbox participation in IBM Credit's determination.

(j) The Credit Parties shall deliver a monthly Collateral Management Report to IBM Credit, in form and substance satisfactory to IBM Credit in its sole discretion, within 10 Business Days after the close of each month.

(k) Turtle Mountain shall file its Annual Report for 2001 with the Secretary of State of Minnesota and request for qualification to do business in Minnesota and become in good standing in Minnesota by no later than July 15, 2002.

(l) The Credit Parties shall provide IBM Credit with an executed Lockbox Agreement and Contingent Blocked Account Agreement from Customer's Chaska, MN location, all in form and substance satisfactory to IBM Credit, on or prior to July 2, 2002.

(m) The Credit Parties shall seek the prior written consent of IBM Credit for any Capital Expenditure equal to or greater than One Million Dollars ($1,000,000).

(n) The Credit Parties will provide to IBM Credit, on or prior to July 15, 2002, a copy of a non-binding preliminary term sheet from Lehman Brothers Inc., in form and substance satisfactory to IBM Credit, that details the terms and conditions of new unsecured subordinated debt or equity to be infused into Customer in an amount not less than Five Million Dollars ($5,000,000);

(o) By no later than July 23, 2002, Customer will obtain and deliver to IBM Credit the written consent and agreement of Bank of America, Leasing & Capital, LLC ("B of A") pursuant to which B of A agrees to defer the payment obligations due from Customer to B of A under that certain lease between B of A and Customer dated August 12, 1999 ("B of A Lease") due Customer until Customer is in financial covenant and collateral compliance with IBM Credit under the terms of the Agreement, provided however this covenant shall not restrict Customer from prepaying the obligations to B of A under the B of A Lease provided that no Default or Event of Default exists at the time of such prepayment or would result or occur from such prepayment.

(p) On or prior to July 31, 2002, the Credit Parties shall provide to IBM Credit documentation (in form and substance satisfactory to IBM Credit in its sole discretion) that assigns and grants IBM Credit a first priority perfected security interest in all accounts receivable owed to Chiptronics Inc. ("Chiptronics AR") and the accounts in which such Chiptronics AR are deposited in (such documentation shall include, without limitation, UCC-1 financing statements). On or prior to July 31, 2002 Chiptronics Inc. shall instruct all its account debtors to send their remittances directly to a lockbox. All remittances in such lockbox shall be deposited in a special account of Chiptronics Inc. that IBM Credit would have control over pursuant to a control agreement in form and substance satisfactory to IBM Credit.

(q) The Credit Parties agree that the Credit Parties and IBM Credit will conduct monthly financial and collateral reviews, beginning on July 25, 2002. At all times thereafter, until further notice by IBM Credit, such monthly financial and collateral reviews will be conducted between the Credit Parties and IBM Credit on or about the 25th day of each month.

(r) The Credit Parties agree that IBM Credit may conduct on-site monthly audits of the Credit Parties's collateral beginning July 31, 2002 (in addition to any full quarterly audits conducted by IBM Credit).

The failure by any of the Credit Parties to comply with any of the above covenants or the failure of any of the above requirements to be satisfied (within the above time frames) in IBM Credit's determination in its sole discretion shall constitute an immediate Event of Default under the Agreement.

Section 7. Rights and Remedies. Except to the extent specifically waived herein IBM Credit reserves any and all rights and remedies that IBM Credit now has or may have in the future with respect to each Credit Party, including any and all rights or remedies which it may have in the future as a result of each Credit Parties' failure to comply with its financial covenants or any other covenants to IBM Credit. Except to the extent specifically waived herein neither this Amendment, any of IBM Credit's actions or IBM Credit's failure to act shall be deemed to be a waiver of any such rights or remedies. The Credit Parties and IBM Credit agree that failure to comply with the terms and provisions of this Amendment or the Agreement constitute a new default under the Agreement.

Section 8. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

Section 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

Section 11. Representations. The Credit Parties hereby represent that this Amendment is a legal, valid, binding obligation of such parties and enforceable in accordance with its terms

IN WITNESS WHEREOF, this Amendment has been executed by duly authorized representatives of the undersigned as of the day and year first above written.

IBM Credit Corporation                       Pemstar Inc.

By:         /s/ Sal Grasso                   By:         /s/ Al Berning
   ----------------------------------------     -------------------------------
Print Name: Sal Grasso                       Print Name: Al Berning
           --------------------------------             -----------------------
Title:      Manager of Credit                Title:      CEO
      -------------------------------------        ----------------------------
Date:       June 28, 2002                    Date:       June 28, 2002
     --------------------------------------       -----------------------------

Turtle Mountain Corporation                  Pemstar Pacific Consultants, Inc.

By:         /s/ Al Berning  /s/ Linda Feuss  By:         /s/ Al Berning
   ----------------------------------------     -------------------------------
Print Name: Al Berning      Linda Feuss      Print Name: Al Berning
           --------------------------------             -----------------------
Title:      CEO             Secretary        Title:      CEO
      -------------------------------------        ----------------------------
Date:       June 28, 2002                    Date:       June 28, 2002
     --------------------------------------       -----------------------------

                        ATTACHMENT A, ("ATTACHMENT A") TO
                              AMENDED AND RESTATED
                    REVOLVING CREDIT AGREEMENT ("AGREEMENT")
                               DATED JUNE 29, 2001

Customer Name: PEMSTAR INC., TURTLE MOUNTAIN CORPORATION, and PEMSTAR PACIFIC Consultants, Inc. (together, the "Credit Parties")

Effective Date of this Attachment A: June 28, 2002

I.       Fees, Rates and Repayment Terms:

         (A)      Credit Facility:

                  Revolving A: Sixty-five Million Dollars ($65,000000) Revolving Credit Facility

         (B)      Borrowing Base:

                  (i) 90% of the amount of each Credit Party's Eligible Accounts from International Business Machines Corp. ("IBM") or its domestic subsidiaries as account debtor pursuant to agreements between such Credit Party and IBM in form and substance satisfactory to IBM Credit as of the date of determination as reflected in the Customer's most recent Collateral Management Report;

                  Notwithstanding Section 3.1 (A) of the Agreement, for purposes of this Section (i), Accounts from IBM that allow for payment to be made within 60 days shall be included for purposes of calculating the Borrowing Base provided that such Accounts are on standard terms and otherwise satisfy the criteria for eligibility in IBM Credit's sole discretion.

                  (ii) 80% of the amount of each Credit Party's Eligible Accounts from Honeywell Inc. ("Honeywell"), Minnesota Mining & Manufacturing Company ("3M"), and Applied Materials, Inc. ("Applied Materials") as account debtor, provided such account debtors remain investment grade, in IBM Credit's sole discretion, and pursuant to agreements between such Credit Party and such account debtor, in form and substance satisfactory to IBM Credit as of the date of determination as reflected in the Customer's most recent Collateral Management Report;

                  Notwithstanding Section 3.1 (A) of the Agreement, for purposes of this Section (ii), Accounts from Honeywell that allow for payment to be made within 45 days shall be included for purposes of calculating the Borrowing Base provided that such Accounts from Honeywell are on standard terms and otherwise satisfy the criteria for eligibility in IBM Credit's sole discretion.

                  (iii) 80% of the amount of each Credit Party's other Eligible Accounts, other than Concentration Accounts, as of the date of determination as reflected in the Customer's most recent Collateral Management Report provided, however, IBM Credit has a first priority security interest in such Eligible Account;

                  (iv) a percentage, determined from time to time by IBM Credit in its sole discretion, of the amount of Customer's Concentration Accounts for a specific Concentration Account Debtor as of the date of determination as reflected in the Customer's most recent Collateral Management Report; unless otherwise notified by IBM Credit, in writing, the percentage for Concentration Accounts for a specific Concentration Account Debtor shall be the same as the percentage set forth in paragraph (ii) of the Borrowing Base;

                  The following subsections (v), (vi), (vii) and (viii) specify valuation rates for Eligible Finished Goods Inventory, Eligible Parts Inventory and Eligible Inventory (as such terms are defined below) for the following Credit Parties' at the specified locations:

                  Pemstar Inc. = Rochester, MN
                  Pemstar Inc. = San Jose, CA
                  Pemstar Inc. = Taunton, MA
                  Turtle Mountain Corporation = Dunseith, ND

                  (v) Rochester, MN = 95, San Jose, CA = 0%, Taunton, MA = 0%, Dunseith, ND = 100% of the lower of (x) book value or (y) fair market value of each Credit Party's Eligible Finished Goods Inventory destined for IBM less than 180 days old;

                  (vi) Rochester, MN = 85%, San Jose, CA = 0%, Taunton, MA = 0%, Dunseith, ND = 83% of the lower of (x) book value or (y) fair market value of each Credit Party's Eligible Parts Inventory destined for IBM less than 180 days old;

                  (vii) Rochester, MN = 66%, San Jose, CA = 0%, Taunton, MA = 0%, Dunseith, ND = 80% of the lower of (x) book value or (y) fair market value of each Credit Party's Eligible Inventory destined for Honeywell, 3M, and Applied Materials less than 180 days old;

                  (viii) Rochester, MN (other than Eligible Finished Goods Inventory, Eligible Parts Inventory and Eligible Inventory destined for Celestica) = 54%, Rochester, MN (for Eligible Finished Goods Inventory, Eligible Parts Inventory and Eligible Inventory destined for Celestica) = 49%, San Jose, CA = 46%, Taunton, MA = 60%, Dunseith, ND = 49% of the lower of
                  (x) book value or (y) fair market value of each Credit Party's other Eligible Inventory less than 180 days old provided, however, IBM Credit has a first priority security interest in such Eligible Inventory.

                  Eligible Finished Goods Inventory shall mean finished goods inventory in salable condition less than 180 days old, owned by a Credit Party free and clear of any Liens (other than Liens pursuant to this Agreement), and designated and identified as product to be sold to IBM as evidenced by (i) non-cancellable purchase orders from IBM or (ii) a non-cancellable written agreement that IBM will purchase such inventory, in each case, in form and substance satisfactory to IBM Credit.

                  Eligible Parts Inventory shall mean parts inventory and floor stock raw materials in good condition less than 180 days old, owned by a Credit Party free and clear of any Liens (other than Liens pursuant to this Agreement), and designated and identified as parts to be used to manufacture product (the Eligible Finished Goods Inventory) to be sold to IBM as evidenced by (i) non-cancellable purchase orders from IBM to such Credit Party or (ii) a non-cancellable written agreement that IBM will purchase such inventory, in each case, in form and substance satisfactory to IBM Credit.

                  Eligible Inventory shall mean raw materials, floor stock raw materials and finished goods inventory less than 180 days old owned by a Credit Party free and clear of any Liens (other than Liens pursuant to this Agreement) designated and identified by the Customer in its periodic collateral report or borrowing request to IBM Credit as inventory applicable to product sold, or to be manufactured and sold, by a Credit Party to an end user pursuant to non-cancellable purchase orders or other written agreements binding such end user to purchase such product, in each case, in form and substance satisfactory to IBM Credit.

                  Notwithstanding the foregoing, IBM Credit may consider Eligible Finished Goods Inventory, Eligible Parts Inventory and/or Eligible Inventory in the Borrowing Base greater than 180 days old provided that (i) a purchase order is in place between the end-user and the Credit Party_, in form and substance satisfactory to IBM Credit or (ii) Credit Party provides evidence to IBM Credit, in form and substance satisfactory to IBM Credit, that the end-user is paying all carrying costs associated with such Eligible Finished Goods, Eligible Parts

                  Inventory and/or Eligible Inventory. Under no circumstances will Eligible Finished Goods, Eligible parts Inventory or Eligible Inventory be considered in the Borrowing Base if older than 365 days.

                  IBM Credit will consider Eligible Finished Goods Inventory, Eligible Parts Inventory and/or Eligible Inventory to be ineligible if the end-user customer with respect to such Eligible Finished Goods Inventory, Eligible Parts Inventory and/or Eligible Inventory becomes delinquent in its payments of accounts receivable to the Credit Parties and such accounts receivable owing from such account debtor are not eligible pursuant to the terms of Section 3.1 (C) of the Agreement.

                  Notwithstanding the foregoing, assets of Pemstar Pacific Consultants shall not be included for the purposes of calculating the Borrowing Base. For purposes of calculating the Borrowing Base, Pemstar Pacific Consultants shall not be deemed a Credit Party.

         (C)      Collateral Insurance Amount: Seventy Million Dollars
                  ($70,000,000).

         (D)      Applicable Margin: Prime Rate plus 3.50%.

         (E)      Delinquency Fee Rate:         Prime Rate plus 6.500%.

         (F)      Shortfall Transaction Fee:    Shortfall Amount multiplied
                                                by 0.30%.

         (G)      Other Charges:

                  (i) Unused Line Fee: 0.375% per annum on the daily average unused portion of the Credit Line for each day from the closing date of the Agreement and shall be computed on the basis of a 360 day year and payable monthly in arrears and upon the maturity or termination of the Agreement.

                  (ii) Prepayment Fee: A prepayment premium, payable to IBM Credit in the event that the Customer terminates the Credit Line prior to Termination Date, in an amount equal to the amount of the Credit Line in effect as of the date of notice of termination or date of default, multiplied by one half of one percent (0.50%).

                  (iii) Waiver Fee of one hundred and fifty thousand dollars ($150,000)

II.      Bank Account

Credit Parties' Lockbox(es) and Special Account(s) will be maintained at the following Bank(s):

               Name of Bank:              U.S. Bank
               Address:                   155 1st Avenue S.W.
                                          Rochester, MN 55902
               Phone:                     Mr. Bruce Gudlin (507) 285-7943
                                          Ms. Gwen Persons (507) 285-7937
               Lockbox Address:           PEMSTAR INC.
                                          SDS-12-1905
                                          P.O. Box 86
                                          Minneapolis, MN 55486-1905
               Special Account #:         1-047-5581-5495
               Lockbox #                  SDS-12-1905
               Name of Bank:              Citizens Bank of Massachusetts Inc.
               Address:                   11 Fearing Road
                                          Hingham, MA 02043
               Phone:

               Lockbox Address:           PEMSTAR INC.
                                          P.O. Box 845788
                                          Boston, MA 02284-5788
               Special Account #:         110282378
               Lockbox #                  5788

               Name of Bank:              U.S. Bank
               Address:                   US Bank Place
                                          601 Second Avenue South
                                          Minneapolis, MN 55402-4302
               Phone:                     (651) 962-2499
               Lockbox Address:           Turtle Mountain Corporation
                                          SDS-12-2077
                                          Minneapolis, MN 55486-2077
               Special Account #:         1047-5711-5977
               Lockbox #                  SDS-12-2077

               Name of Bank:              U.S. Bank
               Address:                   155 1st Ave. S.W.
                                          Rochester, MN  55902
               Phone:                     Mr. Bruce Gudlin (507) 285-7943
                                          Ms. Gwen Persons (507) 285-7937
               Lockbox Address:           Pemstar Inc. (San Jose location)
                                          SDS51930
                                          P.O. Box 51930
                                          Los Angeles, CA 90051-6210
               Lockbox #                  SDS51930

               Name of Bank:              U.S. Bank
               Address:                   US Bank Place
                                          601 Second Avenue South
                                          Minneapolis, MN 55402-4302
               Phone:
               Lockbox Address:           Pemstar Pacific Consultants Inc
                                          PO Box 51911 Unit A
                                          Los Angeles, CA 90051-6211
               Special Account #          1-539-1000-7704
               Lockbox #                  51911

III.     Financial Covenants:

Definitions: The following terms shall have the following respective meanings in this Attachment A. All amounts shall be determined in accordance with generally accepted accounting principles (GAAP).

         "Capital Expenditure" shall mean any amount debited to the fixed asset account on the Customer's consolidated balance sheet in respect of: (a) the acquisition (including, without limitation, acquisition by entry into a capitalized lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or capitalized leaseholds; and (b) to the extent related to and not included in (a) above, materials, contract labor and direct labor (excluding expenditures charged to repairs or maintenance in accordance with GAAP.

         "Consolidated Net Income" shall mean, for any period, the net income (or loss), after taxes, of Customer on a consolidated basis for such period determined in accordance with GAAP.

         "Current" shall mean within the ongoing twelve month period.

         "Current Assets" shall mean assets that are cash or expected to become cash within the ongoing twelve months.

         "Current Liabilities" shall mean payment obligations resulting from past or current transactions that require settlement within the ongoing twelve month period, as determined in accordance with GAAP.

         "EBITDA" shall mean, for any period (determined on a consolidated basis in accordance with GAAP), (a) the Consolidated Net Income of Customer for such period, plus (b) each of the following to the extent reflected as an expense in the determination of such Consolidated Net Income: (i) the Customer's provisions for taxes based on income for such period;
         (ii) Interest Expense for such period; and (iii) depreciation and amortization of tangible and intangible assets of Customer for such period.

         "Fixed Charges" shall mean, for any period, an amount equal to the sum, without duplication, of the amounts for such as determined for the Customer on a consolidated basis, of (i) scheduled repayments of principal of all Indebtedness (as reduced by repayments thereon previously made), (ii) Interest Expense, (iii) capital expenditures
         (iv) dividends, (v) leasehold improvement expenditures and (vi) all provisions for U.S. and non U.S. Federal, state and local taxes.

         "Fixed Charge Coverage Ratio" shall mean the ratio as of the last day of any fiscal period of (i) EBITDA as of the last day of such fiscal period to (ii) Fixed Charges.

         "Interest Expense" shall mean, for any period, the aggregate consolidated interest expense of Customer during such period in respect of Indebtedness determined on a consolidated basis in accordance with GAAP, including, without limitation, amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any capital lease obligations.

         "Long Term" shall mean beyond the ongoing twelve month period.

         "Long Term Assets" shall mean assets that take longer than a year to be converted to cash. They are divided into four categories: tangible assets, investments, intangibles and other.

         "Long Term Debt" shall mean payment obligations of indebtedness which mature more than twelve months from the date of determination, or mature within twelve months from such date but are renewable or extendible at the option of the debtor to a date more than twelve months from the date of determination.

         "Net Profit after Tax" shall mean Revenue plus all other income, minus all costs, including applicable taxes.

         "Revenue" shall mean the monetary expression of the aggregate of products or services transferred by an enterprise to its customers for which said customers have paid or are obligated to pay, plus other income as allowed.

         "Subordinated Debt" shall mean Customer's unsecured indebtedness to third parties as evidenced by an executed Notes Payable Subordination Agreement in favor of IBM Credit including, without limitation, the Subordinated Debt (2002).

         "Tangible Net Worth" shall mean:

                  Total Net Worth minus;

                           (a) goodwill, organizational expenses, pre-paid expenses, deferred charges, research and development expenses, software development costs, leasehold expenses, trademarks, trade names, copyrights, patents, patent applications, privileges, franchises, licenses and rights in any thereof, and other similar intangibles (but not including contract rights) and other current and non-current intangible assets as identified in Customer's financial statements;

                           (b) all accounts receivable from employees, officers, directors, stockholders and affiliates; and

                           (c) all callable/redeemable preferred stock.

         "Total Assets" shall mean the total of Current Assets and Long Term Assets.

         "Total Liabilities" shall mean the Current Liabilities and Long Term Debt less Subordinated Debt, resulting from past or current transactions, that require settlement in the future.

         "Total Net Worth" (the amount of owner's or stockholder's ownership in an enterprise) is equal to Total Assets minus Total Liabilities.

         "Working Capital" shall mean Current Assets minus Current Liabilities.

Customer will be required to maintain the following financial ratios, percentages and amounts as of the last day of the fiscal period under review by IBM Credit:

On a consolidated basis:


                Covenant                   Covenant Requirement
                --------                   --------------------

     (a)        Net Profit after Tax       Equal to or Greater than (.25)
                to Revenue                 percent quarterly for the fiscal
                (Quarterly)                quarter ending September 30, 2002
                                           Equal to or Greater than .75
                                           percent quarterly for the fiscal
                                           quarter ending December 31, 2002.
                                           Equal to or Greater than .25 percent
                                           quarterly for the fiscal quarter
                                           ending March 31, 2003.
                                           Equal to or Greater than .75 percent
                                           quarterly for the fiscal
                                           quarter ending June 30, 2003 and all
                                           fiscal quarters thereafter.
     (b)        Net Profit after Tax       Equal to or Greater than (3.25)
                to Revenue (Annual)        percent for the fiscal year ending
                                           March 31, 2003 and 1.25 percent for
                                           all fiscal year ends thereafter
     (c)        Total Liabilities to       Greater than Zero and
                Tangible Net Worth         Equal to or Less than 1.6:1.0
     (d)        Current Assets to          Greater than 2.0:1.0
                Current Liabilities
     (e)        Fixed Charge Coverage      Equal to or Greater than 1.00:1.0
                Ratio                      for each fiscal month beginning
                                           December 31, 2002, including the
                                           fiscal months ending January 31, 2003
                                           and February 28, 2003, and 1.30:1.0
                                           for each fiscal month beginning March
                                           31, 2003 and for all fiscal months
                                           thereafter
     (f)        Maximum Capital            Less than or equal to $18,000,000
                Expenditures               for the fiscal year ending March 31,
                                           2003 and all fiscal year ends
                                           thereafter provided, however, no
                                           Credit Party may make any Capital
                                           Expenditure in excess of $1,000,000
                                           without the prior written consent of
                                           IBM Credit
     (g)        Net Profit After           Equal to or greater than 1.5 percent
                Tax to Revenue             for the fiscal quarter ending
                (U.S. Credit Parties       December 31, 2002 and all fiscal
                operations only)           quarters thereafter
     (h)        EBITDA                     Equal to or Greater than
                (U.S. Credit Parties       ($19,000,000) for the six months
                operations only)
                                           ending June 30, 2002 and $5,500,000
                                           for all fiscal quarters thereafter
     (i)        EBITDA                     Equal to or Greater than
                                           ($23,000,000) for the six months
                                           ending June 30, 2002 and $6,000,000
                                           for all fiscal quarters thereafter

                                  ATTACHMENT C
          AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT ("AGREEMENT")

                             COMPLIANCE CERTIFICATE

TO:      IBM CREDIT CORPORATION
         ______________________
         ______________________

         The undersigned authorized officers of Pemstar Inc., Turtle Mountain Corporation and Pemstar Pacific Consultants Inc. (the "Credit Parties"), hereby certify on behalf of the Credit Parties, with respect to the Amended and Restated Revolving Credit Agreement executed by and between the Credit Parties and IBM Credit Corporation ("IBM Credit") on June 29, 2001, as amended from time to time (the "Agreement"), that (A) each of the Credit Parties has been in compliance for the period from ______________, 20__ to _________ ____, 20__ with the financial covenants set forth in Attachment A to the Agreement, as demonstrated below, and (B) no Default has occurred and is continuing as of the date hereof, except, in either case, as set forth below. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

I.       Financial Covenants:

On a consolidated basis:

           Covenant                    Covenant Requirement
           --------                    --------------------

(a)        Net Profit after Tax        Equal to or Greater than (.25) percent
           to Revenue                  quarterly for the fiscal quarter ending
           (Quarterly)                 September 30, 2002
                                       Equal to or Greater than .75 percent
                                       quarterly for the fiscal quarter ending
                                       December 31, 2002.
                                       Equal to or Greater than .25 percent
                                       quarterly for the fiscal quarter ending
                                       March 31, 2003.
                                       Equal to or Greater than .75 percent
                                       quarterly for the fiscal quarter ending
                                       June 30, 2003 and all fiscal quarters
                                       thereafter.
(b)        Net Profit after Tax        Equal to or Greater than (3.25) percent
           to Revenue (Annual)         for the fiscal year ending March 31,
                                       2003 and 1.25 percent for all fiscal
                                       year ends thereafter
(c)        Total Liabilities to        Greater than Zero and
           Tangible Net Worth          Equal to or Less than 1.6:1.0
(d)        Current Assets to           Greater than 2.0:1.0
           Current Liabilities
(e)        Fixed Charge Coverage       Equal to or Greater than 1.00:1.0
           Ratio                       for each fiscal month beginning December
                                       31, 2002, including the fiscal months
                                       ending January 31, 2003 and February 28,
                                       2003, and 1.30:1.0 for each fiscal month
                                       beginning March 31, 2003 and for all
                                       fiscal months thereafter
(f)        Maximum Capital             Less than or equal to $18,000,000
           Expenditures                for the fiscal year ending March 31, 2003
                                       and all fiscal year ends thereafter
                                       provided, however, no Credit Party may
                                       make any Capital Expenditure inn excess
                                       of $1,000,000 without the prior written
                                       consent of IBM Credit.
(g)        Net Profit After            Equal to or greater
           Tax to Revenue              than 1.5 percent for the fiscal
           (U.S. Credit Parties        quarter ending December 31, 2002

Attachment C                           1
           operations only)            and all fiscal quarters thereafter
(h)        EBITDA                      Equal to or Greater than ($19,000,000)
           (U.S. Credit Parties        for the six months ending June 30, 2002
           operations only)            and $5,500,000 for all fiscal quarters
                                       thereafter
(i)        EBITDA                      Equal to or Greater than ($23,000,000)
                                       for the six months ending June 30, 2002
                                       and $6,000,000 for all fiscal quarters
                                       thereafter


II.      Calculation of Tangible Net Worth:

         Total Assets MINUS Total Liabilities

LESS:

         goodwill
         organizational expenses
         prepaid expenses
         deferred charges, etc.
         leasehold expenses
         all other
         callable/redeemable preferred stock
         officer, employee, director, stockholder and affiliate receivables

                               Total Tangible Net Worth


Attachment C                           2

                                  ATTACHMENT C
          AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (AGREEMENT")
                                   (Continued)

III.     Permitted Baskets:

In accordance with sections 7.16, 8.4, 8.5, 8.6 and 8.15 of the Agreement, the following are Pemstar Inc.'s attainment of the affirmative and negative covenants:

Agreement Reference                                     Actual                 Aggregate Amount Permitted
-------------------                                     ------                 --------------------------
Guaranties to Pemstar Thailand in                                                       $2,500,000.00
connection with the Credit Facility
Section 7.16)

Guaranties to Foreign Subsidiaries
under operating leases
(Section 7.16)                                                                           $14,000,000

Equity contributions in Unrestricted                                                Investments and equity
Foreign Subsidiaries (other than Pemstar                                         contributions do not exceed
Thailand) (Section 7.16)                                                                 $22,000,000

Equity Contributions in Foreign
Subsidiaries (other than
Unrestricted Foreign Subsidiaries)
(Section 7.16)                                                                            $1,500,000

Equity Contributions in Pemstar Thailand                                                $3,600,000.00

Guaranties to suppliers of the Credit
Parties Subsidiaries (Section 8.4)                                                   Less than $1,000,000

Optional payments or prepayments,
redemption or repurchases of Indebtedness
(Section 8.5)                                                                              $250,000

Loans, advances and payment of money to                                      The aggregate amount of all loans
Unrestricted Foreign Subsidiaries                                            and advances and other payment of
(Section 8.15)                                                               money by all the Credit Parties to
                                                                             all Unrestricted Foreign
                                                                             Subsidiaries:

                                                                             From the date hereof through and
                                                                             including March 31, 2002,
                                                                             $51,000,000
                                                                             From April 1, 2002 through and
                                                                             including June 30, 2002


Attachment C                           3


                                                                             $39,000,000
                                                                             From July 1, 2003 and thereafter
                                                                             $32,000,000

Loans, advances and payment of
money to Foreign Subsidiaries
(excluding Unrestricted Foreign
Subsidiaries)
(Section 8.15)                                                                          ($10,000,000)
                                                                                (Negative Ten Million Dollars)

Capital Expenditures made by                                                 Less than or equal to $18,000,000
Credit Parties and Subsidiaries                                              for the fiscal year ending March
(Section 8.6)                                                                31, 2003 and all fiscal years
                                                                             thereafter

Attached hereto are Financial Statements as of and for the end of the fiscal _____________ ended on the applicable date, as required by Section 7.1 of the Amended and Restated Revolving Credit Agreement.

Submitted by:

PEMSTAR INC.

By:
   ----------------------------------------
Print Name:
           --------------------------------
Title:
      -------------------------------------


TURTLE MOUNTAIN CORPORATION

By:
   ----------------------------------------
Print Name:
           --------------------------------
Title:
      -------------------------------------


PEMSTAR PACIFIC CONSULTANTS INC.

By:
   ----------------------------------------
Print Name:
           --------------------------------
Title:
      -------------------------------------





Attachment C                           4